Exhibit 32 (b)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay W. Rembolt, Vice President and Chief Financial Officer of WD-40 Company (the “Company”), have reviewed the Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A of the Company for the fiscal year ended August 31, 2012 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2012

/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President and Chief Financial Officer